Exhibit 99.3

VIACOM INC.

EXCHANGE OFFER IN RESPECT OF

Unregistered 4.375% Senior Debentures due 2043

($1,446,365,000 aggregate principal amount issued on

November 26, 2012, December 4, 2012 and December 17, 2012)

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer of Viacom Inc. (the “exchange offer”) to exchange up to $1,446,365,000 aggregate principal amount of 4.375% Senior Debentures due 2043, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “exchange senior debentures”), for the outstanding unregistered $1,446,365,000 aggregate principal amount of 4.375% Senior Debentures due 2043 (the “unregistered senior debentures”), upon the terms and subject to the conditions set forth in the prospectus dated                     , 2013 (the “prospectus”) of Viacom Inc. (“Viacom”) and the related letter of transmittal.

Enclosed herewith are copies of the following documents:

1. Prospectus dated                     , 2013;

2. Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

3. Instruction to Registered Holder from Beneficial Owner; and

4. Letter to Clients which may be sent to your clients for whose account you hold unregistered senior debentures in your name or in the name of your nominee, which shall accompany the Instruction to Registered Holder from Beneficial Owner for obtaining such client’s instruction with regard to the exchange offer.

We urge you to contact your clients promptly. Please note that the exchange offer will expire at 5:00 p.m., New York City time, on                     , 2013 unless extended by Viacom in its sole discretion.

The exchange offer is not conditioned upon any minimum number of unregistered senior debentures being tendered.

Pursuant to the letter of transmittal, each holder of unregistered senior debentures (a “Holder”) will represent to Viacom that:

•

the exchange senior debentures acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving the exchange senior debentures, whether or not the person is the Holder;

•

neither the Holder nor any other recipient of the exchange senior debentures (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the unregistered senior debentures or exchange senior debentures;

•

neither the Holder nor any other recipient is an “affiliate” of Viacom within the meaning of Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the Holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with Viacom or any “affiliate” of Viacom within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange senior debentures;

•

if the signatory is a broker-dealer, the signatory further represents and warrants that if it will receive exchange senior debentures for its own account in exchange for unregistered senior debentures that were acquired as a result of market-making activities or other trading activities, the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange senior debentures received in the exchange offer; and

•	the Holder is not acting on behalf of any person or entity that could not truthfully make these representations.

By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange senior debentures, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holders from Beneficial Owners contains an authorization by the beneficial owners of the unregistered senior debentures for you to make the foregoing representations.

Viacom will not pay any fee or commission to any broker or dealer or to any other person other than the exchange agent for the exchange offer. Viacom will pay all transfer taxes, if any, applicable to the exchange of unregistered senior debentures pursuant to the exchange offer, except as otherwise provided in the prospectus under the caption “The Exchange Offer—Transfer Taxes.”

Any inquiries you may have with respect to the exchange offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the exchange agent, Global Bondholder Services Corporation, in the manner set forth below.

Exchange Agent:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Telephone number: (212) 430-3774

Facsimile number: (212) 430-3775

Very truly yours,

VIACOM INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF VIACOM OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF VIACOM OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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